UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2019

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Fiscal 2020 Senior Management Equity Incentive Program

On July 9, 2019, the Compensation Committee approved the Charles & Colvard, Ltd. Fiscal 2020 Senior Management Equity Incentive Program (the “New Program”), with effect as of July 1, 2019. The New Program supersedes and replaces all prior management incentive plans or programs.

The New Program provides an incentive opportunity for the Company’s executive officers and vice presidents, other than the Senior Vice President of Sales (the “Eligible Employees”), through the grant of an award, with both performance and service measures (the “Award”), consisting of (i) a restricted stock award representing 65% of the Award’s value (the “Restricted Stock Component”) and (ii) a cash bonus award representing 35% of the Award’s value (the “Cash Component”) subject to achievement of performance goals. The value of Awards is expressed in “Share Equivalents,” which is the number of shares of the Company’s restricted stock that would be granted pursuant to each Award if the Restricted Stock Component equaled 100% of the Award.

Achievement of an Eligible Employee’s performance measures will be measured by the Compensation Committee as follows: (i) 65% of each Award will be based on the achievement of a shared Company goal regarding revenue (the “Revenue Measure”), (ii) 25% of each Award will be based on the achievement of a shared Company goal regarding EBITDA (together with the Revenue Measure, the “Company Measures”) and (iii) 10% of each Award will be based on the achievement of individual performance goals (the “Personal Measures”), all for the period from July 1, 2019 to June 30, 2020 (the “Performance Measurement Period”). If the Company does not achieve 80% of the Revenue Measure, the Restricted Stock Component of each Award will be forfeited and the Cash Component of each Award will not be paid. The Company must achieve at least 90% of the Revenue Measure in order for the portion of the Award attributed to the Company Measures to be vested/paid, as applicable. Achievement on a sliding scale from 90% to 120% of the Revenue Measure will result in payment ranging from 75% and 140% of the portion of the Award attributed to the Revenue Measure. Eligible Employees may achieve from 0% to 100% of his or her Personal Measures. The Restricted Stock Component and Cash Component of each Award will be reduced proportionately by any performance that is measured below 100% accordingly. The Personal Measures and Company Measures are determined by the Compensation Committee and may be modified by the Compensation Committee during, and after the end of, the Performance Measurement Period, subject to the terms of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). In addition, an Eligible Employee must remain in continuous service until July 31, 2020 for restrictions to fully lapse on the Restricted Stock Component and for the Cash Component to be paid.

Under the New Program, the Compensation Committee has granted the Chief Executive Officer 200,000 Share Equivalents, the Chief Financial Officer and Chief Operating Officer 100,000 Share Equivalents, and each eligible Vice President 50,000 Share Equivalents. The New Program also provides the Compensation Committee discretion to make additional Awards above the targeted award level in recognition of extraordinary performance. The Restricted Stock Component of all Awards granted pursuant to the New Program is issued under and pursuant to the 2018 Plan and subject to the terms of the Company’s standard performance-based restricted stock award agreement.

The foregoing description of the New Program does not purport to be complete and is qualified in its entirety by reference to the New Program, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Document

10.1	Charles & Colvard, Ltd. Fiscal 2020 Senior Management Equity Incentive Program, effective July 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

July 11, 2019	By:	/s/ Clint J. Pete
Clint J. Pete Chief Financial Officer